Exhibit 99.1

Hatteras Financial Corp. Announces Third Quarter 2010 Financial Results

For Immediate Release

WINSTON-SALEM, N.C. – (BUSINESS WIRE) – Hatteras Financial Corp. (NYSE: HTS) (the “Company”) today announced financial results for the quarter ended September 30, 2010.

Third Quarter 2010 Highlights

•	Net income of $1.12 per weighted average share

•	Net return on average equity of 17.26%

•	Declared a $1.10 per share dividend

•	Average net interest spread of 2.17%

•	Quarter end book value per share of $25.83

•	Annualized total expense ratio of 1.38% of average equity

•	Raised $206 million in September common stock offering

Third Quarter 2010 Results

During the quarter ended September 30, 2010, the Company earned $1.12 per common share on net income of $43.2 million, of which $6.7 million was from gains on the sale of securities, compared to $1.01 per common share on net income of $36.8 million during the quarter ended June 30, 2010 with no gains from sales of securities. Net interest income for the quarter ended September 30, 2010 was $40.0 million, compared to $40.1 million for the quarter ended June 30, 2010. The Company’s average earning assets increased to $6.9 billion for the third quarter of 2010 from $6.6 billion in the previous quarter, and the yield for the third quarter of 2010 was 3.70%, falling from 3.85% in the previous quarter. The decrease in the Company’s yield was primarily a result of the lower yields on recently purchased securities. The Company’s average repurchase agreement rate was relatively flat in the third quarter of 2010 compared to the previous quarter, and at September 30, 2010, was 0.28% on all outstanding short-term (less than 30 days) repurchase agreement positions. Operating expenses were $3.5 million for the third quarter of 2010 versus $3.3 million for the second quarter of 2010. This equates to an annualized expense ratio of 1.38% of shareholders’ equity based on average equity for the quarter ended September 30, 2010.

“The third quarter was a very productive one for Hatteras as we again positioned ourselves for accretive growth. With our latest capital raise at a premium to book value we were able to acquire attractive new securities, both at market and for forward settlement and thereby improve our long-term performance outlook,” said Michael R. Hough, the Company’s Chief Executive Officer. “The bond market has been pricing in significant additional action from the Federal

Reserve driving U.S. Treasury interest rates lower. We are fortunate to have purchased a significant amount of mortgage-backed securities prior to the most recent downturn in yields and to have had a great opportunity to lock in hedges. We believe that while rates are low, the long-term spread available to us is still strong, which was the driver of our recent capital raise. At quarter-end, our debt to equity leverage ratio was 5.6:1 as a result of the new capital. Since most of our settlements will occur during the fourth quarter, we expect our leverage ratio to be closer to 7:1 by the end of December.”

Dividend

The Company declared a dividend of $1.10 per share of common stock with respect to the quarter ended September 30, 2010, which was equal to the dividend for the quarter ended June 30, 2010. Using the closing share price of $28.47 on September 30, 2010, this quarterly dividend equates to an annualized dividend yield of 15.5%.

Common Stock Offering

On September 24, 2010, the Company completed a public offering of shares of common stock. The Company sold 7,475,000 shares of common stock, including 975,000 shares pursuant to the underwriters’ overallotment option, at a price to the public of $28.75 per share, for net proceeds after underwriting discounts and expenses, of $205.6 million. The offering was completed at a premium to both book value and paid-in-capital per share.

Portfolio

At September 30, 2010, the Company owned $7.4 billion face value of Fannie Mae and Freddie Mac guaranteed mortgage securities (agency securities) with a fair market value of $7.6 billion, of which approximately 68.5% were supported by Fannie Mae and 31.5% were supported by Freddie Mac. The Company’s weighted average cost basis in these securities was $101.75 per $100 of face value. At September 30, 2010, the portfolio consisted of 9.1% adjustable rate mortgages (ARMs) with 18 or fewer months to reset, 24.9% ARMs with 19 to 36 months to reset, 58.2% ARMs with 37 to 60 months to reset, 7.6% ARMs with 61 to 84 months to reset, and 0.2% ARMs with 85 to 120 months to reset. For the entire portfolio, the weighted-average term to the next interest rate reset date was approximately 51 months, not adjusting for repayments. The portfolio’s weighted average coupon was 4.29% for the third quarter of 2010, compared to 4.56% for the second quarter of 2010, reflecting the lower investment rates on new security purchases.

During the third quarter of 2010, the expense of amortizing the premium on the Company’s securities was $9.7 million, compared to $11.3 million during the second quarter of 2010, reflecting the return to more normal principal prepayment speeds as the effects of the Fannie Mae and Freddie Mac buyback programs seemed largely to come to an end in July 2010. The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the third quarter of 2010 was 33.91%, compared to 45.08% during the second quarter of 2010. This principal repayment rate reflects increased refinancing activity of consumers and the lingering effect of the Fannie Mae and Freddie Mac buybacks.

At September 30, 2010, the Company had forward purchase commitments to buy agency securities of $2.0 billion representing $1.9 billion face value of ARMs with a weighted average coupon of 3.24%.

Portfolio Financing and Leverage

At September 30, 2010, the Company had financed its portfolio with approximately $6.7 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The annualized cost of funds on average liabilities (including swap hedges) was 1.53% in the third quarter of 2010, compared to 1.55% in the second quarter of 2010. The Company’s debt-to-shareholders’ equity ratio at September 30, 2010, was 5.6 to 1, which is below the Company’s target range and reflects the additional equity capital received near the end of the quarter. Of the total repurchase agreement borrowings, $300.0 million were longer term, with an average remaining term of six months.

The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of September 30, 2010, the Company had entered into interest rate swaps with a notional amount of $4.2 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 34 months at an average fixed rate of 2.33%.

Book Value

The Company’s book value (shareholders’ equity) per share on September 30, 2010 was $25.83, which was equal to the per share book value on June 30, 2010. The issuance of shares during the quarter had several effects on book value, the largest of which was the accretion to the paid-in-capital per share, raising it to $22.63 per share for the third quarter of 2010 from $21.50 per share for the second quarter of 2010, a 5.3% increase. Long term interest rates fell during the third quarter, thereby decreasing the value of the Company’s interest rate swaps. This decrease was offset by the increase in the values of the Company’s agency securities, resulting in a relatively stable value throughout the quarter. On a per share basis, the book value at September 30, 2010 consisted of $22.63 of common equity, ($0.07) of retained earnings, $5.66 of unrealized gains on agency securities, and ($2.39) of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday October 27, 2010, to discuss financial results for the third quarter ended September 30, 2010. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and reference the conference “Hatteras Financial.” International callers should dial (412) 317-6789. A digital replay of the call will be available on Wednesday, October 27, 2010 at approximately 12:00 p.m. EDT through Thursday, November 4, 2010 at 9 a.m. EDT. Dial (877) 344-7529 and enter the conference ID number 445445. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras’ web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras’ web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K as updated in its Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial Tables Follow –

Table 1

Hatteras Financial Corp.

Balance Sheets

(In thousands, except per share amounts)	(Unaudited)
	September 30, 2010	December 31, 2009

Assets
Mortgage-backed securities, at fair value (including pledged assets of $7,030,551 and $6,660,330 at September 30, 2010 and December 31, 2009, respectively)	$7,608,062	$6,992,771
Cash and cash equivalents	195,466	225,828
Restricted cash	123,414	61,361
Unsettled purchased mortgage-backed securities, at fair value	143,879	46,216
Accrued interest receivable	33,817	35,560
Principal payments receivable	49,186	35,917
Debt security, held to maturity, at cost	10,000	10,000
Interest rate hedge asset	69	7,851
Other assets	13,962	898

Total assets	$8,177,855	$7,416,402

Liabilities and shareholders’ equity
Repurchase agreements	$6,678,426	$6,346,518
Payable for unsettled securities	144,183	46,453
Accrued interest payable	2,494	2,969
Interest rate hedge liability	110,365	43,446
Dividend payable	50,694	43,440
Accounts payable and other liabilities	1,380	1,863

Total liabilities	6,987,542	6,484,689

Shareholders’ equity:
Preferred stock, $.001 par value, 10,000 shares authorized, none outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, $.001 par value, 100,000 shares authorized, 46,085 and 36,200 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	46	36
Additional paid-in capital	1,042,752	770,232
Retained earnings	(3,087)	8,722
Accumulated other comprehensive income	150,602	152,723

Total shareholders’ equity	1,190,313	931,713

Total liabilities and shareholders’ equity	$8,177,855	$7,416,402

Table 2

Hatteras Financial Corp.

Statements of Income

(Unaudited)

(In thousands, except per share amounts)	Three months Ended September 30, 2010	Three months Ended September 30, 2009	Nine months Ended September 30, 2010	Nine months Ended September 30, 2009

Interest income:
Interest income on mortgage-backed securities	$63,701	$72,442	$196,083	$209,833
Interest income on short-term cash investments	323	230	898	480

Interest income	64,024	72,672	196,981	210,313

Interest expense	24,066	23,656	71,183	72,953

Net interest income	39,958	49,016	125,798	137,360

Other income:
Gain on sale of mortgage-backed securities	6,723	—	7,767	—

Operating expenses:
Management fee	2,321	2,172	6,700	6,499
Share based compensation	463	332	1,153	963
General and administrative	665	745	1,934	1,827

Total operating expenses	3,449	3,249	9,787	9,289

Net income	$43,232	$45,767	$123,778	$128,071

Earnings per share - common stock, basic	$1.12	$1.26	$3.33	$3.54

Earnings per share - common stock, diluted	$1.11	$1.26	$3.32	$3.54

Dividends per share	$1.10	$1.15	$3.40	$3.30

Weighted average shares outstanding	38,765	36,200	37,215	36,194

Table 3

Key Statistics

(Amounts are unaudited and subject to change)

(in thousands, except per share amounts)

	Three months ended (unaudited)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Statement of Income Data
Interest income	$64,024	$63,739	$69,218	$72,802	$72,672
Interest Expense	(24,066)	(23,677)	(23,440)	(23,314)	(23,656)

Net Interest Income	39,958	40,062	45,778	49,488	49,016

Gain on sale of mortgage-backed securities	6,723	—	1,044	—	—

Operating Expenses	(3,449)	(3,250)	(3,088)	(3,159)	(3,249)

Net Income	$43,232	$36,812	$43,734	$46,329	$45,767

Earnings per share - common stock, basic	$1.12	$1.01	$1.21	$1.28	$1.26

Earnings per share - common stock, diluted	$1.11	$1.01	$1.21	$1.28	$1.26

Weighted average shares outstanding	38,765	36,609	36,242	36,200	36,200

Distributions per common share	$1.10	$1.10	$1.20	$1.20	$1.15

Key Portfolio Statistics
Average MBS	$6,881,681	$6,591,086	$6,733,004	$6,549,037	$6,347,472
Average Repurchase Agreements	$6,302,601	$6,092,328	$6,222,923	$6,079,893	$5,781,639
Average Equity	$1,001,956	$942,018	$941,919	$957,591	$910,096
Average Portfolio Yield	3.70%	3.85%	4.10%	4.43%	4.57%
Average Cost of Funds	1.53%	1.55%	1.51%	1.53%	1.64%
Interest Rate Spread	2.17%	2.30%	2.59%	2.90%	2.93%
Return on Average Equity	17.26%	15.63%	18.57%	19.35%	20.12%
Average Annual Portfolio Repayment Rate	33.91%	45.08%	36.04%	22.70%	22.26%
Debt to Equity (at period end)	5.6:1	6.2:1	6.6:1	6.8:1	6.4:1
Debt to Additional Paid in Capital at period end)	6.4:1	7.4:1	7.9:1	8.2:1	7.8:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values.

All percentages are annualized.

Table 4

Mortgage-Backed Securities Portfolio as of September 30, 2010

(Amounts are unaudited and subject to change)

	MBS Amortized Cost	Gross Unrealized Loss	Gross Unrealized Gain	Estimated Fair Value	% of Total
Agency MBS
Fannie Mae Certificates	$5,036,483	$(117)	$173,726	$5,210,092	68.5%
Freddie Mac Certificates	2,323,272	—	74,698	2,397,970	31.5%

Total MBS	$7,359,755	$(117)	$248,424	$7,608,062

(dollars in thousands) Months to Reset	% of Portfolio	Current Face value	Weighted Avg. Coupon	Weighted Avg. Market Price	Market Value
0-18	9.1%	$666,374	4.11%	$104.22	$694,468
19-36	24.9%	1,786,474	5.17%	$105.87	1,891,262
37-60	58.2%	4,215,396	4.00%	$105.09	4,430,000
61-84	7.6%	551,314	3.88%	$104.86	578,107
85-120	0.2%	13,564	4.39%	$104.87	14,225

Total MBS	100.0%	$7,233,122	4.29%	$105.18	$7,608,062

Table 5

Repurchase Agreement Borrowings September 30, 2010

(Amounts are unaudited and subject to change)

	September 30,2010
	Balance	Weighted Average Contractual Rate
Within 30 days	$6,378,426	0.28%
30 days to 3 months	—	—
3 months to 36 months	300,000	3.06%

	$6,678,426	0.41%

Table 6

Swap Portfolio as of September 30, 2010

(Amounts are unaudited and subject to change)

Maturity	Notional Amount	Remaining Term in Months	Fixed Interest Rate in Contract

12 months or less	$900,000	6	3.37%
Over 12 months to 24 months	400,000	18	2.64%
Over 24 months to 36 months	900,000	31	2.00%
Over 36 months to 48 months	800,000	44	2.40%
Over 48 months to 60 months	1,200,000	56	1.64%

Total	$4,200,000	34	2.33%

Contacts

Hatteras Financial Corp.

Kenneth A. Steele, Chief Financial Officer

336- 760-9331

or

CCG Investor Relations

Mark Collinson, Partner

310-954-1343

www.ccgir.com

Source: Hatteras Financial Corp.